SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2004

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure
Signatures

Item 9. Regulation FD Disclosure

     As a result of the completion of UnitedHealth Group’s acquisition of Oxford Health Plans, Inc. on July 29, 2004, UnitedHealth Group is updating its previously announced 2004 financial expectations as set forth in the following paragraph.

     UnitedHealth Group now expects 2004 full year revenues exceeding $37 billion, operating earnings of over $4 billion, cash flows from operations of approximately $3.8 billion, and diluted earnings per share ranging from $3.86 to $3.88.

     From time to time in August 2004, William W. McGuire, M.D., Chairman and Chief Executive Officer of UnitedHealth Group Incorporated (the “Company”), Stephen J. Hemsley, President and Chief Operating Officer of the Company, and other senior members of the Company’s management team will be meeting with investors and analysts. Those discussions will focus on the Company’s strategy, tactics and future outlook, and will include a reaffirmation of the Company’s publicly disclosed 2004 financial expectations.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

UnitedHealth Group and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this report, in presentations, press releases, filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. A list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2004

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ David J. Lubben
David J. Lubben
General Counsel & Secretary